EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TOMI Environmental Solutions, Inc. Reports

Second Quarter 2026 Financial Results

Company Delivers 118% Q2 Revenue Growth,

Reaffirms Full-Year 2026 Guidance of $12 Million (113% YoY Growth)

FREDERICK, Md., August 14, 2026 (GLOBE NEWSWIRE) -- TOMI Environmental Solutions, Inc. (NASDAQ: TOMZ), a global provider of disinfection and decontamination essentials through its premier Binary Ionization Technology® (BIT™) platform, today announced financial results for the three and six months ended June 30, 2026, and provided an update on strategic initiatives.

Select financial and operational achievements for the quarter are as follows:

•	Q2 Revenue Surges 118% Year-Over-Year to $2.25 Million; Sequential Revenue Increases 36% Over Q1 2026
•	Gross Profit More Than Doubles to $1.39 Million; Gross Margin Improves to 61.7% from 50.3% in Q1 2026
•	Reaffirms Full-Year 2026 Revenue Guidance of at Least $12.0 Million
•	Definitive Merger Agreement Signed with Carbonium Core
•	Secures Unconditional EPA Registration for SteraMist® (BIT®) – AgriMist across Post-Harvest Agriculture, Cannabis and Hemp
•	Expands European Regulatory Footprint to 11 Countries; Advances NSF Certification Framework for Biosafety Cabinets

Executive Commentary

Dr. Halden Shane, CEO of TOMI Environmental Solutions commented, “The second quarter of 2026 was a defining operational and commercial period for TOMI, delivering our third consecutive quarter of accelerating growth, with year-over-year revenue growth of 118% to $2,247,000. Gross profit roughly doubled, and with strict cost control, the Company continues to work toward operating at breakeven on a cash basis.  We are very proud of these achievements.  We believe this performance reflects strong execution across our razor-and-blade commercial model, driven by surge demand for capital equipment, Custom Engineered Systems, and rapid adoption of our SteraMist applicators.”

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“From a strategic and technical perspective, we also made excellent progress. We made critical advances across our technical, regulatory, and commercial pipelines. In the second quarter, we delivered custom SteraMist iHP chambers to a Fortune 500 medical device manufacturer—advancing our formal FDA 510(k) clearance process—while expanding our commercial sales pipeline to approximately $35 million ($8.6 million in advanced stages) and growing our backlog to $2.6 million post-quarter.”

“On the regulatory front, our biocidal product registrations now span 11 European countries, and the EPA recently granted a new unconditional registration for AgriMist (-4 label), authorizing direct SteraMist application through the day of harvest across food safety, cannabis, and agriculture. We are excited for the future of TOMI and look forward to providing additional updates in the near term”

Q2 2026 Highlights:

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Significant Revenue Acceleration: Q2 2026 revenue of $2,246,909 represented a 118% increase year-over-year versus Q2 2025 ($1,031,115) and a 36% sequential increase over Q1 2026 ($1,654,227), reflecting strong commercial momentum across mobile capital equipment and Custom Engineered System (CES) deployments. Six-month year-to-date revenue expanded 50% to $3,901,000 compared to $2,608,000 in the prior-year period.

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Strong Gross Profit: Gross profit more than doubled, increasing 105% to $1,385,306 compared to $677,124 in Q2 2025 and increasing 67% sequentially from $831,776 in Q1 2026, reflecting strong revenue growth and continued expansion of the Company's equipment, consumable, and service businesses.

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Strong Margin Profile: Gross margin improved to 61.7% for Q2 2026 from 50.3% in Q1 2026 and remained at a healthy level compared to 65.7% in Q2 2025, driven by strong equipment sales, higher revenue volume, and continued growth in consumable and recurring revenue streams.

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Applicator & Consumable Growth: Q2 2026 applicator sales reached $355,000 (up from $13,000 in Q2 2025), validating growing customer adoption of our razor-and-blade business model. Mid-year BIT™ Solution consumable sales exceeded $700,000, continuing to build a high-margin recurring revenue stream.

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Substantial Improvement in Operating Performance: Operating loss for Q2 2026 improved 78% to $(244,142) compared to $(1,132,689) in Q2 2025, demonstrating significant progress toward operating breakeven. Net loss for the second quarter of 2026 improved 69% to $(382,299), or $(0.05) per basic and diluted share, compared to $(1,237,516), or $(0.19) per basic and diluted share, for the second quarter of 2025. For the six-month period, net loss improved 20% to $(1,192,945) compared to $(1,493,109) in the prior-year period.

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Disciplined Cost Overhead: Total operating expenses for Q2 2026 declined 10% year-over-year to $1,629,448 (versus $1,810,000 in Q2 2025), reflecting sustained overhead discipline across general, administrative, and selling costs while continuing to invest in core business development.

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Strengthened Balance Sheet & Liquidity: Cash and cash equivalents reached $321,899 as of June 30, 2026, up from $87,775 at December 31, 2025. Shareholders’ equity improved significantly to $1,428,436 (up from $588,504 at year-end 2025), while working capital increased to $1,818,000 (up from $1,024,000 at year-end 2025), further strengthening liquidity and operational flexibility.

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Expanding Backlog & High-Value Sales Pipeline: Total sales order backlog expanded to $2.2 million as of June 30, 2026 (and has since increased to $2.6 million post-quarter). Booked orders and expected completions before year-end exceed $6.2 million, supporting an active integrated project pipeline (SIS, Hybrid, and CES) of $4.3 million across 13 projects and an overall commercial sales pipeline of approximately $35 million ($8.6 million in advanced stages).

Financial Results for the three and six months ended June 30, 2026, compared to June 30, 2025

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Sales, net was $2,246,909 compared to $1,031,115 for the three months ended June 30, 2026, and 2025, respectively, a 118% increase. Product revenue increased $1,205,000 (185%) to $1,858,000, driven by surge demand for capital equipment, Custom Engineered Systems (CES), and targeted SteraMist applicator adoption. Service revenue increased $11,000 (3%) to $389,000, supported by growing service provider rental activity and recurring decontamination service contracts.

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Geographic Performance: Domestic (U.S.) revenue increased 132% to $1,908,000 compared to $822,000 in Q2 2025. International revenue grew 62% to $339,000 compared to $209,000 in Q2 2025, supported by the onboarding of new customers in the UK.

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Gross Profit was $1,385,306, or 61.7% of net sales, for Q2 2026, compared to $677,124, or 65.7% of net sales, for Q2 2025. Gross profit increased 105% year-over-year and 67% sequentially from $831,776 in Q1 2026. The Company maintained a strong margin profile while benefiting from increased revenue volume, equipment sales, and continued growth in consumable and recurring service revenue.

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Total operating expenses were $1,629,448 for Q2 2026, a reduction of $180,365 or 10% compared to $1,809,813 in Q2 2025, reflecting disciplined overhead management and lower general and administrative costs, partially offset by increased professional and consulting expenses associated with strategic growth initiatives.

•	Loss from operations was $(244,142) for Q2 2026, an improvement of $888,547 (78%) compared to $(1,132,689) for Q2 2025, demonstrating significant progress toward operating breakeven.
•	Net loss was $(382,299), or $(0.05) per basic and diluted share for Q2 2026, compared to a net loss of $(1,237,516) or $(0.19) per basic and diluted share for Q2 2025.
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Sales order backlog stood at $2.2 million as of June 30, 2026 (expanding to $2.6 million post-quarter), supporting an active integrated project pipeline (SIS, Hybrid, and CES) of $4.3 million across 13 projects and providing strong visibility into second-half revenue conversion.

Recent Business Highlights:

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On April 27, 2026, the Company reported strong interest in its solutions at INTERPHEX 2026, engaging with over 200 current and potential customers and finalizing timelines with a prominent American healthcare company to develop an iHP integration for its proprietary premix container system.

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On April 29, 2026, the Company announced a major strategic pivot toward autonomous systems, targeting drone-enabled, robotic, and AI-powered SteraMist iHP decontamination across global transportation, defense, aviation, and maritime platforms.

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On April 30, 2026, the Company executed a non-binding letter of intent to merge with Carbonium Core, Inc., a U.S.-based producer of nuclear-grade graphite for advanced reactor technologies, with an implied enterprise valuation of $120 million.

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On May 7, 2026, the Company's Binary Ionization Technology received formal approval from four additional European Union member states, expanding total EU and UK regulatory authorizations to eleven countries.

•	On May 27, 2026, the Company highlighted expanded commercial relevance for SteraMist amid rising global concerns tied to a CDC-published hantavirus study and escalating Ebola outbreak activity.
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On June 29, 2026, the Company signed a definitive Agreement and Plan of Merger with Carbonium Core, Inc., pursuant to which Carbonium stockholders will receive 19.99% of TOMZ common stock at closing plus Series C Preferred Stock convertible into 90% of the combined company upon shareholder approval, supported by a required $10 million concurrent financing transaction.

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On July 20, 2026, post-quarter, the Company effected a 1-for-3 reverse stock split of its Common Stock and Series A Preferred Stock to regain compliance with Nasdaq's $1.00 minimum bid price requirement.

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On August 3, 2026, post-quarter, the U.S. Environmental Protection Agency granted a new unconditional registration for SteraMist® (BIT®) – AgriMist (EPA Reg. No. 90150-4), expanding labeled use sites to include post-harvest food safety applications, cannabis and hemp cultivation, and greenhouse agriculture up to and including the day of harvest.

Looking Ahead

TOMI enters the second half of 2026 with strong commercial visibility, an expanding recurring revenue base, and a proposed corporate merger under way. The Company is executing a focused strategy to:

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Advance Proposed Merger: Complete the required $10 million concurrent financing and advance toward closing the definitive merger with Carbonium Core, Inc., subject to regulatory and stockholder approvals.

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Drive Recurring Revenue: Accelerate year-over-year recurring revenue through increased BIT™ Solution sales, expanding applicator adoption, and growing iHP Corporate Service contracts across healthcare and industrial sectors.

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Convert Commercial Pipeline & Backlog: Deliver on our $2.5 million sales backlog and convert key opportunities within our $35 million commercial sales pipeline ($8.6 million in advanced stages), including integrated SIS, Hybrid, and Custom Engineered System deployments.

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Advance High-Value Technical & Regulatory Pathways: Progress our FDA 510(k) medical device clearance submission, capitalize on the new EPA AgriMist label expansion in agricultural and food safety markets, and leverage 11 EU/UK regulatory authorizations to capture European cleanroom and life sciences demand.

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Expand Defense & Institutional Sales: Scale distribution channels across defense and public health sectors by leveraging our Defense Logistics Agency (DLA) distribution authorization and expanding international partner networks across Europe, Canada, Latin America, and Asia.

Conference Call Information

TOMI will hold a conference call to discuss Second Quarter 2026 results at 4:30 p.m. ET today, August 14, 2026.

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To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time and provide participant access code 709299 or request the "TOMI Environmental Solutions second quarter earnings call." International callers please dial (973) 528-0011. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website or register at the following link:

https://www.webcaster5.com/Webcast/Page/2262/54403

A replay of the teleconference will be available until August 21, 2026, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 54403. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit https://www.steramist.com or contact us at info@tomimist.com.

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Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends and anticipated business and market conditions. These forward-looking statements include, without limitation, statements regarding the proposed merger between TOMI Environmental Solutions, Inc. ("TOMI") and Carbonium Core, Inc. ("Carbonium"), including the anticipated timing and completion of the transaction, expected benefits to TOMI and its stockholders, anticipated growth opportunities, future business prospects, the commercialization and scaling of Carbonium's technology, anticipated financing activities, expected market demand for nuclear-grade graphite and other critical materials, and TOMI's expectations regarding future revenue growth, backlog conversion, business development initiatives, international expansion, operational performance and financial results, including the statements under the section entitled "Looking Ahead."

The proposed merger remains subject to the satisfaction or waiver of customary closing conditions, including, among other things, completion of contemplated financing activities, regulatory and other approvals, continued compliance with applicable Nasdaq requirements, and other conditions set forth in the definitive merger agreement. There can be no assurance that the transaction will be completed on the anticipated terms, within the expected timeframe, or at all.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such statements. These risks include, but are not limited to, risks related to the completion of the proposed merger; the ability of the combined company to successfully execute its business strategy; the commercialization, development and scalability of Carbonium's technology and operations; the ability to obtain necessary financing; changes in market demand, competitive conditions, regulatory developments or economic conditions; TOMI's ability to acquire new customers, expand sales, maintain growth, convert backlog and pipeline opportunities into revenue, and improve operating performance; reliance on a limited number of products for a significant portion of revenues; and other risks described in TOMI's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The information provided in this press release is based on facts and circumstances known at the time of issuance. Actual results may differ materially from those anticipated due to a variety of factors, including those described above and other unknown or unpredictable factors. Although TOMI believes the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements speak only as of the date of this press release, and TOMI undertakes no obligation to update or revise any forward-looking statements, except as required by applicable law.

The following represents our condensed consolidated balance sheets and statement of operations from our Quarterly Report on Form 10-Q for the three months ended June 30, 2026:

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TOMI ENVIRONMENTAL SOLUTIONS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	As of June 30, 2026	As of December 31, 2025
Current assets:	(Unaudited)
Cash and cash equivalents	$321,899	$87,775
Accounts receivable, net	1,890,105	689,153
Inventories, net (Note 3)	2,812,414	2,926,427
Vendor deposits (Note 4)	226,999	161,597
Prepaid expenses	229,338	322,114
Other current assets	49,113	-
Total current assets	5,529,868	4,187,066

Property and equipment, net (Note 5)	513,176	614,311

Other assets:
Intangible assets, net (Note 6)	1,349,262	1,351,164
Operating lease – right of use asset (Note 7)	280,026	322,089
Other assets	709,515	559,671
Total other assets	2,338,803	2,232,924
Total assets	$8,381,847	$7,034,301

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,603,561	$1,480,189
Accrued expenses and other current liabilities (Note 12)	1,525,401	860,703
Deferred revenue	431,100	424,032
Sale of future receipts, net of discount of $0 and $113,191 at June 30, 2026 and December 31, 2025, respectively (Note 11)	-	254,234
Current portion of long-term operating lease (Note 7)	151,421	143,672
Total current liabilities	3,711,483	3,162,830

Long-term liabilities:
Long-term operating lease, net of current portion (Note 7)	292,906	370,591
Convertible notes payable, net of discount of $185,978 and $222,624 at June 30, 2026 and December 31, 2025, respectively (Note 8)	2,949,022	2,912,376
Total long-term liabilities	3,241,928	3,282,967
Total liabilities	6,953,411	6,445,797

Commitments and contingencies (Notes 7, 8, 10 and 11)	-	-

Shareholders’ equity:
Cumulative convertible Series A preferred stock; par value $0.01 per share, 1,000,000 shares authorized; 21,250 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively (retroactively adjusted for the 1-for-3 reverse stock split - Note 9)	$213	$213
Cumulative convertible Series B preferred stock; $1,000 stated value; 7.5% cumulative dividend; 4,000 shares authorized; none issued and outstanding at June 30, 2026 and December 31, 2025, respectively	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized; 8,142,577 and 6,759,157 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively (retroactively adjusted for the 1-for-3 reverse stock split - Note 9)	81,425	67,591
Additional paid-in capital	60,591,729	58,572,686
Accumulated deficit	(59,244,931)	(58,051,986)
Total shareholders’ equity	1,428,436	588,504
Total liabilities and shareholders' equity	$8,381,847	$7,034,301

All share and per share amounts presented in these condensed consolidated financial statements have been retroactively adjusted to reflect the Company's 1-for-3 reverse stock split, effective July 20, 2026 (see Note 9), unless otherwise indicated.

The accompanying notes are an integral part of the condensed consolidated financial statements.

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TOMI ENVIRONMENTAL SOLUTIONS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025

Sales, net	$2,246,909	$1,031,115	$3,901,136	$2,607,673
Cost of sales	861,603	353,991	1,684,054	978,804
Gross profit	1,385,306	677,124	2,217,082	1,628,869

Operating expenses:
Professional fees	$342,693	$183,874	$524,663	$403,190
Depreciation and amortization	50,080	69,238	102,948	137,780
Selling expenses	228,025	240,462	425,327	486,868
Research and development	38,052	84,106	94,872	128,686
Consulting fees	176,706	63,098	241,795	142,169
General and administrative	793,892	1,169,035	1,697,885	2,217,330
Total operating expenses	1,629,448	1,809,813	3,087,490	3,516,023
Loss from operations	(244,142)	(1,132,689)	(870,408)	(1,887,154)

Other income (expense):
Other income (Employee Retention Credit)	-	-	-	534,912
Interest income	486	1,421	516	84,311
Interest expense	(138,643)	(106,248)	(323,053)	(225,178)
Total other income (expense)	(138,157)	(104,827)	(322,537)	394,045

Loss before income taxes	(382,299)	(1,237,516)	(1,192,945)	(1,493,109)
Provision for income taxes (Note 13)	-	-	-	-
Net loss	$(382,299)	$(1,237,516)	$(1,192,945)	$(1,493,109)

Net loss per common share:
Basic	$(0.05)	$(0.19)	$(0.17)	$(0.22)
Diluted	$(0.05)	$(0.19)	$(0.17)	$(0.22)

Basic weighted average common shares outstanding	7,596,869	6,682,504	7,204,206	6,677,149
Diluted weighted average common shares outstanding	7,596,869	6,682,504	7,204,206	6,677,149

All share and per share amounts presented in these condensed consolidated financial statements have been retroactively adjusted to reflect the Company's 1-for-3 reverse stock split, effective July 20, 2026 (see Note 9), unless otherwise indicated.

The accompanying notes are an integral part of the condensed consolidated financial statements.

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